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                                                                   EXHIBIT 10.17

                   OPTION AMENDMENT AND TERMINATION AGREEMENT

This Option Amendment and Termination Agreement (this "AGREEMENT") is made as of November 16, 2001 between Transmeta Corporation, a Delaware corporation ("COMPANY"), and Merle McClendon ("OPTIONEE").

       WHEREAS, Company has granted to Optionee an option (the "2000 OPTION") to purchase 1,100,000 shares (on a post 2-for-1 stock split basis) of Company's Common Stock pursuant to that certain Non-Plan Stock Option Agreement, dated as of July 21, 2000, between Company and Optionee (the "2000 OPTION AGREEMENT").

       WHEREAS, Optionee exercised the 2000 Option in full pursuant to that certain Non-Plan Stock Option Exercise Agreement, dated as of August 3, 2000, between Company and Optionee (the "EXERCISE AGREEMENT") and, as consideration therefor, executed for the benefit of the Company that certain Secured Full Recourse Promissory Note, dated as of August 3, 2000 (the "NOTE") and that certain Stock Pledge Agreement, dated as of August 3, 2000, between Company and Optionee (the "PLEDGE AGREEMENT"). The 2000 Option Agreement, the Exercise Agreement, the Note and the Pledge Agreement are collectively referred to herein as the "2000 OPTION DOCUMENTS".

       WHEREAS, Company has granted to Optionee an option (the "2001 OPTION") to purchase 250,000 shares of Company's Common Stock at an exercise price of $3.11 per share pursuant to that certain Stock Option Agreement, dated as of July 26, 2001, between Company and Optionee (the "2001 OPTION AGREEMENT").

       WHEREAS, Company and Optionee wish to modify the 2000 Option Documents, terminate the 2001 Option and take such other actions as are set forth below.

       NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.     2000 OPTION DOCUMENTS.

       a. Company and Optionee hereby agree to amend the 2000 Option Documents as set forth below in this Section 1.

              i. Section 1 of the Note is hereby amended and restated in full effective as of the date of this Agreement to provide as follows:

                     "1. Obligation. In exchange for the issuance to the undersigned ("Purchaser") of 550,000 shares (the "Shares") of the Common Stock of Transmeta Corporation, a California corporation (the "Company"), receipt of which is hereby acknowledged, Purchaser hereby promises to pay to the order of the Company on or before the earlier of (i) the date which is nine (9) years after the date first set forth above and (ii) the date which is three (3) years after the date that Purchaser is Terminated (as defined in the Stock Option Agreement, which in turn is defined in the Purchase Agreement), at the Company's principal place of business at 3940


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                     Freedom Circle, Santa Clara, California 95054, or at such
                     other place as the Company may direct, the principal sum of Six Million Six Hundred Thousand Dollars ($6,600,000.00) together with interest compounded semi-annually on the unpaid principal at the rate of 4.09%; provided, however, that the rate at which interest will accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law."

              ii. The parties agree that the interest which accrued prior to the date of this Agreement under the Note shall remain due and payable thereunder and shall not be affected by the amendment of the Note effected pursuant to subsection i above.

              iii. Section 3 of the Note is hereby amended effective as of the date of this Agreement to delete the provisions of subitem (b) therein, which had stated "(b) in the event Purchaser is Terminated (as defined in the Company's 1997 Equity Incentive Plan) for any reason;".

              iv. Section 4 of the Note is hereby amended and restated in full effective as of the date of this Agreement to provide as follows:

                     "4. Non-Recourse Obligation. The principal and interest payable by Purchaser under this Note are secured as provided in Section 2 of this Note and the Pledge Agreement and constitute a non-recourse obligation of Purchaser."

              v. Section 6.2 of the Exercise Agreement is hereby amended and restated in full effective as of the date of this Agreement to provide as follows:

                     "6.2 Restriction on Transfer. Purchaser shall not sell, transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to the Repurchase Option set forth in this Exercise Agreement, except as permitted by this Exercise Agreement. Notwithstanding anything to the contrary set forth herein or in the Stock Option Agreement, Purchaser shall be permitted to sell Vested Shares and/or Unvested Shares subject to the Repurchase Option at any time during an In-The-Money Period occurring during the First Repurchase Period (as each such term is defined below) subject to the following conditions: (i) the Company, its successor in interest or the assignee of either has not previously exercised the Repurchase Option respecting the Shares to be so sold and (ii) until Purchaser has paid all principal and accrued interest then due under the promissory note issued by Purchaser under this Exercise Agreement to purchase the Shares (the "Note"), Purchaser shall pay to the Company or its successor in interest all proceeds from such sale to be applied as payment for principal and interest due under the Note."


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              vi. Section 8 of the Exercise Agreement is hereby amended and restated in full effective as of the date of this Agreement to provide as follows:

                     "8. Repurchase Option for Unvested Shares and Vested Shares. The Company, its successor in interest or the assignee of either, shall have the option to repurchase Purchaser's Unvested Shares and/or Vested Shares (as each term is defined in Section 2.2 of the Stock Option Agreement), whether or not Purchaser has been Terminated, on the terms and conditions set forth in this Section (the "Repurchase Option").

                            8.1 Termination and Termination Date. In case of any
                     dispute as to whether Purchaser is Terminated, the Company's Board of Directors shall have discretion to determine whether Purchaser has been Terminated and the effective date of such Termination (the "Termination Date").

                            8.2 Exercise of Repurchase Option. At any time
                     during the period beginning upon November 16, 2001 and ending on the date which is three years after the Purchaser's Termination Date (the "First Repurchase Period") when the then current Fair Market Value (as defined below) multiplied by the number of all then outstanding Unvested Shares and Vested Shares equals or exceeds the total amount of all principal and accrued interest then due under the Note (an "In-The-Money Period"), the Company, its successor in interest or the assignee of either, may elect (but shall not have the obligation) to repurchase all or any portion of the Purchaser's Unvested Shares and/or Vested Shares by giving Purchaser written notice of exercise of the Repurchase Option (each such notice, a "Repurchase Notice") and setting forth in each such Repurchase Notice the effective date of the relevant repurchase, which date must be within an In-The-Money Period. Notwithstanding the foregoing, however, the First Repurchase Period shall terminate upon the consummation of a merger, recapitalization, reorganization or similar corporate transaction in which the Shares outstanding immediately prior thereto are converted completely into cash. At any time during the period beginning on the termination of the First Repurchase Period and ending 90 days thereafter, the Company, its successor in interest or the assignee of either, may elect (but shall not have the obligation) to repurchase all or any portion of the Purchaser's Unvested Shares by giving Purchaser a Repurchase Notice and setting forth in each such Repurchase Notice the effective date of the relevant repurchase. The Repurchase Option may be exercised more than once during the periods provided above until all Unvested Shares and, as applicable, Vested Shares have been repurchased. The effective date of each such repurchase shall be conclusively determined to be such date set forth by the Company, successor in interest or assignee in the relevant Repurchase Notice. The "Fair Market Value", as used in this Section 8.2, shall mean: (i) if sales prices of securities of the same class, series and issuer as those of the Shares are quoted on the Nasdaq


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                     National Market, then the sales price per share of such
                     securities as quoted on the Nasdaq National Market or (ii) in all other cases, as determined in good faith by the Board of Directors of the Company or its successor in interest.

                            8.3 Calculation of Repurchase Price for Unvested
                     Shares and Vested Shares. Upon each exercise of the Repurchase Option, the Company, its successor in interest or the assignee of either shall have the option to repurchase from Purchaser (or from Purchaser's personal representative as the case may be) Unvested Shares and Vested Shares at a repurchase price equal to or, at the option of the Company, successor in interest or assignee, greater than the Purchaser's Exercise Price, proportionately adjusted for any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company or successor in interest without consideration. Notwithstanding the foregoing, however, the repurchase price per share for each exercise of the Repurchase Option during the First Repurchase Period shall be equal to the then current Fair Market Value. The repurchase price for each exercise of the Repurchase Option shall be set forth by the Company, successor in interest or assignee in the relevant Repurchase Notice.

                            8.4 Payment of Repurchase Price. The repurchase
                     price shall be payable, at the option of the Company, its successor in interest or the assignee of either, by check or by cancellation of all or a portion of any outstanding indebtedness (including principal and/or interest) of Purchaser to the Company, successor in interest or assignee, or by any combination thereof. The repurchase price shall be paid without interest within sixty (60) days after exercise of the Repurchase Option.

                            8.5 Right of Termination Unaffected. Nothing in this
                     Exercise Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any Parent or Subsidiary of the Company) to terminate Purchaser's employment or other relationship with Company (or the Parent or Subsidiary of the Company) at any time, for any reason or no reason, with or without cause."

              vii. Section 7 of the 2000 Option Agreement is hereby amended and restated in full effective as of the date of this Agreement to provide as follows:

                     "7. Company's Repurchase Option for Unvested Shares and Vested Shares. The Company, its successor in interest or the assignee of either, shall have the option to repurchase Participant's Unvested Shares and Vested Shares (as each is defined in Section 2.2 of this Agreement), whether or not Participant has been Terminated, on the terms and conditions set forth in the Exercise Agreement (the "Repurchase Option")."


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              viii. Section 19 of the 2000 Option Agreement is hereby amended and restated in full effective as of the date of this Agreement to provide as follows:

                     "19. Voting and Dividends. Participant will not have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that the Participant will have no right to retain any new, additional or different securities the Participant may become entitled to receive with respect to any Unvested Shares or Vested Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company with respect to Unvested Shares or Vested Shares that are repurchased pursuant to Section 7."

              ix. Section 2 of the Pledge Agreement is hereby amended and restated in full effective as of the date of this Agreement to provide as follows:

                     "2. Representations and Warranties. Pledgor hereby represents and warrants to the Company that Pledgor has good title (both record and beneficial) to the Collateral, free and clear of all claims, pledges, security interests, liens or encumbrances of every nature whatsoever, and that Pledgor has the right to pledge and grant the Company the security interest in the Collateral granted under this Agreement. Pledgor further agrees that, until the entire principal sum and all accrued interest due under the Note has been paid in full, Purchaser will not, without the Company's prior written consent, except as permitted by
                     Section 6.2 of the Purchase Agreement, (i) sell, assign or transfer, or attempt to sell, assign or transfer, any of the Collateral, or (ii) grant or create, or attempt to grant or create, any security interest, lien, pledge, claim or other encumbrance with respect to any of the Collateral."

       b. OPTIONEE ACKNOWLEDGES AND AGREES THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE AMENDMENTS TO THE 2000 OPTION DOCUMENTS SET FORTH ABOVE AND COMPANY'S EXERCISE OF ITS RIGHTS UNDER THE 2000 OPTION DOCUMENTS, AS AMENDED. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX ADVISER OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH ENTERING INTO THIS AGREEMENT AND THAT OPTIONEE IS NOT RELYING ON COMPANY FOR ANY TAX ADVICE.

       2. 2001 OPTION. Optionee and Company hereby agree that the 2001 Option and the 2001 Option Agreement each is hereby canceled and terminated in full, and of no further force or effect, effective as of the date of this Agreement. Optionee acknowledges and agrees that she has not exercised or purported to exercise the 2001 Option to purchase any shares of Company's common stock and that, effective as of the date of this Agreement, she shall have no surviving right, title or interest in the 2001 Option or any shares purchasable thereunder.


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       3. MISCELLANEOUS. This Agreement and all obligations of Optionee hereunder shall be binding on the successors and assigns of Optionee and inure to the benefit of Company and its successors and assigns. This Agreement will be governed and construed in accordance with the laws of the State of California, without regard to or application of choice of law rules or principles. This Agreement may be executed in multiple counterparts, each of which will be considered an original and all of which together constitute one agreement. If any paragraph or provision in this Agreement shall be deemed void or invalid as a matter of law, the remaining paragraphs or provisions of this Agreement shall nevertheless remain in force. This Agreement represents the full and complete agreement and understanding of the parties hereto with respect to the subject matter hereof. Any amendment or waiver of the terms and provisions of this Agreement must be in writing and executed by the parties hereto.

IN WITNESS WHEREOF, Company and Optionee have executed this Agreement as of the date first set forth above.

TRANSMETA CORPORATION                         OPTIONEE

By: /s/ R. Hugh Barnes                        /s/ Merle McClendon
    ----------------------------------        ----------------------------------
                                              Merle McClendon

R. Hugh Barnes
President & Chief Operating Officer


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